SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 22, 1998

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission               IRS Employer
jurisdiction                        File Number              Identification
of incorporation                                             Number

Delaware                              1-3492                 No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On January 22, 1998 registrant issued a press release entitled Halliburton 1997 Fourth Quarter Up 38 Percent pertaining, among other things, to an announcement that registrant's fourth quarter net income was $148.4 million ($.56 per share diluted), an increase of 38 percent compared to the 1996 fourth quarter earnings of $107.6 million ($.43 per share diluted). Registrant's 1997 fourth quarter revenues were $2.4 billion, 20 percent higher than the year earlier quarter. For the full year of 1997, registrant's net income increased 51 percent to $454.4 million ($1.75 per share diluted) compared to 1996, while revenues increased 19 percent above 1996 results to $8.8 billion.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated January 22, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HALLIBURTON COMPANY




Date:    January 27, 1998        By:  /s/ Susan S. Keith
                                      ------------------------------
                                        Susan S. Keith
                                        Vice President and Secretary





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                                  EXHIBIT INDEX



Exhibit                                                      Sequentially
Number                     Description                       Numbered Page

20                         Press Release of                  5 of 9
                           January 22, 1998
                           Incorporated by Reference




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